THE CHASE INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     Issue
08/05/99  Wal-Mart Stores (WMT) 6.15% Due 08/10/01 Mdy Aa2/S&P AA
Shares       Price         Amount
2,500,000    $99.946    $2,498,650.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue        Chase Funds
 N/A       0.250%       0.2000%            0.33%

     Broker
Lehman Brothers, Inc.


Underwriters of Wal-Mart Stores (WMT) 6.15% Due 08/10/01 Mdy Aa2/S&P AA

U.S. Underwriters                           Number of Shares
Lehman Brothers, Inc.                           625,000,000
Banc of America Securities LLC                  381,250,000
Banc One Capital Markets                         81,250,000
Chase Securities, Inc.                           37,500,000
Salomon Smith Barney, Inc.                       37,500,000
TD Securities                                    37,500,000
Wachovia Securities Inc.                         37,500,000
Williams Capital Group LP                        12,500,000
			Total                  1,250,000,000


THE CHASE INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     Issue
09/08/99  Safeway Inc. (SWY) 7.25% Due 09/15/04 Mdy Baa2/S&P BBB
Shares       Price         Amount
2,200,000    $99.739    $2,194,258.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue        Chase Funds
 N/A        0.600%      0.5500%            0.925%

     Broker
Goldman Sachs & Co.

Underwriters of Safeway Inc. (SWY) 7.25% Due 09/15/04
Mdy Baa2/S&P BBB

U.S. Underwriters                           Number of Shares
Morgan Stanley Dean Witter & CO.                124,000,000
Banc of America Securities LLC                   48,000,000
Chase Securities, Inc.                           48,000,000
Salomon Smith Barney, Inc.                       48,000,000
Credit Suisse First Boston Corp.                 24,000,000
Deutsche Banc Alex Brown                         24,000,000
Goldman Sachs & Co.                              24,000,000
Lehman Brothers, Inc.                            24,000,000
Merrill Lynch & Co.                              24,000,000
Utendahl Capital Partners L.P.                   12,000,000
			Total                   400,000,000